Exhibit 99.1

VYYO EXPANDS CABLE EXPERTISE; NAMES
FORMER CHARTER TECHNOLOGY VP DAVID FELDMAN AS CTO

Norcross, GA (July 3, 2007) – Vyyo Inc. (NASDAQ: VYYO), a supplier of broadband access equipment for cable system operators, announced today that it has strengthened the cable industry expertise of its executive management team through the selection of David Feldman as the company’s Chief Technology Officer.

Feldman has more than 30 years of cable and technology experience, including positions as Vice President, Technology with Charter Communications and Jones Intercable (now part of Comcast Corporation).  He most recently has served as a Principal Member of the Technical Staff of Advanced Micro Devices.  With Vyyo, he will be responsible for the continued evolution of the company’s UltraBand™ spectrum overlay solution as a platform for new, revenue-generating advanced broadband services.

“David Feldman has been one of the true pioneers in recognizing the value to cable operators of new service offerings,” said Wayne H. Davis, CEO of Vyyo.  “While in cable, he has been at the forefront of commercial rollouts of high-speed data and voice services, as well as other innovations that have empowered significant economic benefits for cable operators.”

“The common denominator that has driven the delivery of all new services for the industry has been the availability and power of bandwidth,” said Feldman.  “Vyyo’s foremost value is the capability of UltraBand to enable operators to deploy hundreds of channels of HD, HD on demand and such data services as T1, Ethernet and DOCSIS 3.0.”

With Charter from 2003 to 2006, Feldman was responsible for a variety of broadband innovations, including the increased integration of video, voice and data.  During his six years with Jones Intercable Feldman played a key role in pioneering the deployment of pre-standards compliant cable modem systems, resulting in the rollout of one of the first commercial broadband data deployments by a United States’ cable system operator.

Prior to Charter and Jones Intercable, Feldman served as Vice President, Engineering for Nova-Net Communications for seven years, and was a staff engineer at Phasecom, where he helped develop early cable modem products.  Feldman also served as a consultant for, or on staff of, a variety of other major companies such as American Television & Communications; MediaOne; Sprint Nextel Corporation; U.S. West Wireless; and Convacent

Corporation, and has held undergraduate teaching positions at the University of Denver.

Feldman holds a B.S. and an M.S. in Electrical Engineering from the University of Colorado, Denver.

About Vyyo Inc.

Vyyo Inc., (NASDAQ; VYYO), a leading supplier of broadband access equipment, delivers to cable system operators a powerful, economic platform with fiber-like performance that extends their dominant bandwidth position over the competition and drives new revenues. Vyyo’s spectrum overlay technology expands typical HFC (hybrid-fiber coax) network capacity in the “last mile,” offering the only cost-effective solution that quadruples upstream and doubles downstream bandwidth to help operators deliver new, advanced residential and business services at a fraction of the cost of fiber deployments. Vyyo is based in Norcross, GA. For more information, please visit http://www.vyyo.com.

Safe Harbor Statement

Statements made in this press release relating to the future, including those related to the opportunities created for our customers given our ability to provide spectrum overlay solutions, our ability to dramatically increase upstream and downstream bandwidth and the revenue opportunities provided by T1 service, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include among others: whether we will be able to accelerate the movement from development stage to deployment and establish meaningful commercial relationships with cable system operators; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our spectrum overlay and T1 solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

All trademarks mentioned herein are the property of their respective owners.  DOCSIS is a trademark of Cable Television Laboratories, Inc.

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PUBLIC RELATIONS:	INVESTOR RELATIONS
Paul Schneider	Walt Ungerer
Paul Schneider Public Relations, Inc.	VP, Corporate Communications
(w) 215.702.9784	Vyyo Inc.
(m) 215.817.4384	678.488.0468
pspr@att.net	ir@vyyo.com